EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Annual Report on Form 11-K of our report dated June 15, 2002 on our audit of the financial statements and financial statement schedule of the Fahnestock & Co., Inc. 401(k) Plan for the Plan year ended December 31, 2001.

"PRICEWATERHOUSECOOPERS LLP"

New York, New York

June 28, 2002